ECLIPSE FUNDS

Principal Only Performance Calculation
--------------------------------------

T    =  Total Return
P    =  A hypothetical initial investment at $10.00 per share for the Ultra
        Short Term Income Fund (adjusted for a 5 for 1 reverse split in
        June, 1996), $15.00 per share for the Balanced Fund, $10.00 per share for the Growth and Income Fund, and $10.02 per share for the Equity Fund
BV   =  Value of a hypothetical share at beginning of relevant period
ERV  =  Ending redeemable value of a hypothetical share
N    =  Number of years


Ultra Short Term Income Fund
----------------------------

Year Ended December 31, 1997
T    =  (ERV - BV)/BV
T    =  ($10.00 - $10.03)/10.03 = (0.30%)

Three Years (Inception) Ended December 31, 1997
T    =  N(ERV/BV) - 1
T    =  3.00($10.00/$10.00) - 1 = 0%


Balanced Fund
-------------

Year Ended December 31, 1997
T    =  (ERV - BV)/BV
T    =  ($22.15 - $21.00)/$21.00 = 5.48%

Five Years Ended December 31, 1997
T    =  N(ERV/BV) - 1
T    =  5.00($22.15/$17.37) - 1 = 4.98%

Inception to December 31, 1997
T    =  N(ERV/P) - 1
T    =  8.67($22.15/$15.00) - 1 = 4.60%

Eclipse Growth and Income Fund
------------------------------

Year Ended December 31, 1997
T    =  (ERV - BV)/BV
T    =  ($17.76 - $13.49)/$13.49 = 31.65%

Three Years Ended December 31, 1997
T    =  N(ERV/BV) - 1
T    =  3.00($17.76/$10.00) - 1 = 21.10%

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Eclipse Equity Fund
-------------------

Year Ended December 31, 1997
T    =  (ERV - BV)/BV
T    =  ($14.19 - $13.47)/$13.47 = 5.35%

Five Years Ended December 31, 1997
T    =  N(ERV/BV) - 1
T    =  5.00($14.19/$13.20) - 1 = 1.46%

Ten Years Ended December 31, 1997
T    =  N(ERV/BV) - 1
T    =  10.00($14.19/$9.35) - 1 = 4.26%

Inception to December 31, 1997
T    =  N(ERV/P) - 1
T    =  10.92($14.19/$10.02) - 1 = 3.24%